EXHIBIT 10.1(c)

                              EMPLOYMENT AGREEMENT
                              --------------------

            DR. STEPHEN H. IP AND AMERICAN BIOGENETIC SCIENCES, INC.
            --------------------------------------------------------


     AGREEMENT, dated as of the 16th day of December, 1996, by and between AMERICAN BIOGENETIC SCIENCES, INC., a Delaware corporation, having a place of business at 1375 Akron Street, Copiague, New York 11726 (hereinafter designated and referred to as "Company"), and Stephen H. Ip, Ph.D. of 11 Singing Hills Circle, Sunbury, Massachusetts 01776 (hereinafter designated and referred to as "Employee").

     WHEREAS, the Company desires to employ the Employee in the capacity of Executive Vice President of the Company; and

     WHEREAS, Employee is willing to accept such employment by the Company, all in accordance with provisions hereinafter set forth.

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

     1. Term: The term of this Agreement shall be for a period of three (3) years commencing January 1, 1997 and automatically terminating on December 31, 1999 subject to earlier termination as provided herein or unless extended by mutual consent of both parties in writing four (4) months prior to the end of the term of this Agreement or any extension thereof, but nothing herein shall require the Company to agree to any specific term or condition or to any continuation of your employment beyond December 31, 1999.

     2. Employment: Subject to the terms and conditions and for the compensation hereinafter set forth, the Company employs the Employee for and during the term of this Agreement. Employee is hereby employed by the Company as its Executive Vice President, his powers and duties of an executive nature which are appropriate for an Executive Vice President shall be determined only by the Chairman of the Board or the Board of Directors or their duly authorized designee, from time to time; and the Employee does hereby accept such employment and agrees to use his best efforts and to devote all his normal business time, during the term of this Agreement, to the performance of his duties faithfully, diligently and to the best of his abilities upon the conditions hereinafter set forth. Employee shall report to the Chairman of the Board and Board of Directors (collectively hereinafter referred to as the "Board") of the Company.

     3. Compensation: During the term of this Agreement, the Company agrees to pay Employee, and Employee agrees to accept, an initial first year annual salary of One Hundred and Fifty Thousand Dollars ($150,000.00) per year less all applicable taxes, payable every two weeks, for all services rendered by Employee hereunder including being a Director of the Company if elected to the Board of Directors. In addition, the Employee shall receive a one time sign on payment of Twenty Five Thousand Dollars ($25,000) payable on July 1, 1997 provided Employee is still an Employee and has not given notice of termination in accordance with
Section 12[E]. The Employee shall be entitled to an annual bonus of up to twenty percent (20%) of his annual salary based on goals mutually agreed to between the parties.

     4. Expenses: The Company shall reimburse Employee, not less often than monthly, for all reasonable and actual business expenses incurred by him in connection with his service to the Company, upon submission by him of appropriate vouchers and expense account reports. Specially, but without limitation, Employee shall be paid his reasonable expenses on trips to Long Island, New York.

     5. Benefits: In addition to the salary to be paid to Employee hereunder, the Company shall provide medical and dental insurance and allow the Employee to participate in any disability, pension, retirement or other qualified plans adopted for the benefit of its employees, and in accordance with the Company's Plan(s). The Employee shall be entitled to a two (2) weeks annual vacation.

     6. Extent of Service: The Employee during the term of this Agreement shall devote his full normal business time, attention and energy and render his best efforts and skill to the business of the Company.

     7. Restrictive Covenant: (A) Employee acknowledges that (i) the business in which the Company is engaged is intensely competitive and that his employment by the Company will require that he have access to and knowledge of confidential information of the Company, including, but not limited to, certain of the Company's confidential plans for the creation, acquisition or disposition of products, expansion plans, product development plans, financial status, and plans and personnel information and trade secrets, which are of vital importance to the success of the Company's business; (ii) the direct or indirect disclosure of any such confidential information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would cause damage, financial and otherwise, to the Company's business; and (iii) by his training, experience and expertise, some of his services to the Company will be special and unique. (B) Employee agrees that, during the term of this Agreement and if the Agreement is terminated by the Company for cause, for a period of one
(1) year after the termination of this Agreement, he will not directly or indirectly become affiliated as an officer, director, employee or consultant or as a substantial security holder with any other company or entity in a business which is directly competitive with any business then being conducted by the Company or its subsidiaries within the Continental United States or in countries abroad participating in the Company's Global Network. For the purpose hereof, "substantial security holder" shall mean ownership, directly or indirectly, of more than 5% of any class of securities of a company or partnership interest in any partnership.

     8. Discoveries, etc.:

     [A] The Company shall be the owner, without further compensation, of all rights of every kind in and with respect to any reports, materials, inventions, processes, discoveries, improvements, modifications, know-how or trade secrets hereafter made, prepared, invented, discovered, acquired, suggested or reduced to practice (hereinafter designated and referred to as "Property Rights") by Employee in connection with Employee's performance of his duties pursuant to this Agreement, and the Company shall be entitled to utilize and dispose of such in such manner as it may determine.

     [B] The Employee agrees to and shall promptly disclose to the Board all Property Rights (whether or not patentable) made, discovered or conceived of by him, alone or with others, at any time during his employment with the Company. Any such Property Rights will be the sole and exclusive property of the Company, and Employee will execute any assignments requested by the Company of his right, title or interest in any such Property Rights. In addition, the Employee will also provide the Company with any other instruments or documents requested by the Company, at the Company's expense, as may be necessary or desirable in applying for and obtaining patents with respect thereto in the United States and all foreign countries.  The  Employee  also  agrees to  cooperate  with the  Company  in the prosecution or defense of any patent claims or litigation or proceedings involving inventions, trade secrets, trademarks, services marks, secret processes, discoveries or improvements, whether or not he is employed by the Company at the time.

     9. Confidential Information: Employee recognizes and acknowledges that the Company, through the expenditure of considerable time and money, will acquire, has developed and will continue to develop in the future, information, skills, confidential information, know-how, formulae, technical expertise and methods relating to or forming part of the Company's services and products and conduct of its business, and that the same are confidential and proprietary, and are "trade secrets" of the Company. Employee understands and agrees that such trade secrets give or may give the Company a significant competitive advantage. Employee further recognizes that the success of the Company depends on keeping confidential both the trade secrets already developed or to be acquired and any future developments of trade secrets. Employee understands that in his capacity with the Company he will be entrusted with knowledge of such trade secrets and, in recognition of the importance thereof and in consideration of his employment by the Company hereunder, agrees that he will not, without the consent of the Board, make any disclosure of trade secrets now or hereafter possessed by the Company to any person, partnership, corporation or entity either during or after the term hereunder, except to such employees of the Company or its subsidiaries or affiliates, if any, as may be necessary in the regular course of business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The provisions of this Section shall continue in full force and effect notwithstanding any termination of this Agreement.

     10. Irreparable Harm: Employee agrees that any breach or threatened breach by Employee of provisions set forth in Sections seven (7), eight (8) and nine
(9) of this Agreement, would cause the Company irreparable harm and the Company may obtain injunctive relief against such actual or threatened conduct and without the necessity of a bond.

     11. Return of Company Property: Employee agrees that following the termination of his employment for any reason, he shall return all property of the Company which is then in or thereafter comes into his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, books, notes, electronically stored data and all copies of the foregoing as well as any other materials or equipment supplied by the Company to the Employee.

     12. Termination:

     [A] Death: In the event of the Employee's death during the term of his employment, this Agreement shall automatically terminate on the date of death, and Employee's estate shall be entitled to payment of Employee's salary until date of death.

     [B] Disability: In the event the Employee, by reason of physical or mental incapacity, shall be disabled for a period of at least two (2) consecutive months in any of the years of this Agreement or any extension hereof, the Company shall have the option at any time thereafter, to terminate Employee's employment and to terminate this Agreement; such termination to be effective ten
(10) days after the Company gives written notice of such termination to the Employee, and all obligations of the Company hereunder shall cease upon the date of such termination. "Incapacity" as used herein shall mean the inability of the Employee to perform his normal duties as Executive Vice President.

     [C] Company's Rights To Terminate This Agreement:

          [a] The Company shall have the right, before the expiration of the term of this Agreement, to terminate this Agreement and to discharge Employee for cause (hereinafter "Cause"), and all compensation to Employee shall cease to accrue upon discharge of the Employee for Cause. For the purposes of this Agreement, the term "Cause" shall mean the Employee's (i) violation of the Company's written policy or specific written directions of the Board which directions are consistent with normally acceptable business practices or the failure to observe, or the failure or refusal to perform any obligations required to be performed in accordance with this Agreement. (ii) admission or conviction of a serious crime involving moral turpitude or (iii) if the Chairman of the Board determines that employee has committed a demonstrable act (or omission) of malfeasance seriously detrimental to this Company (which shall not include any exercise of business judgment in good faith or any illegal or unethical act).

          [b] If the Company, elects to terminate Employee's employment for Cause, under Section 12 [C] [a](i), the Company shall first give Employee written notice and a period of thirty (30) days to cure such Cause, and if such Cause is not cured in said thirty (30) days, such termination shall be effective five (5) days after the Company gives written notice of such termination to the Employee. In the event of a termination of the Employee's employment for Cause in accordance with the provisions of Section 12 [C][a][b](ii) or (iii), the Company shall have no further obligation to the Employee, except for the payment of salary through the date of such termination from employment.

     [D] Termination Without Cause by the Company:

          [a] The Company shall have the right to terminate the Agreement without cause on thirty (30) days' written notice to the Employee.

          [b] In the event the Agreement is terminated pursuant to subsection 12 [D][a], the Company shall pay the Employee his then existing compensation for one (1) year payable monthly commencing with the day following the day the notice becomes effective and Employee shall be available for on call consulting services during such one year period at no additional compensation. If during such one year period Employee enters into a full time employment relationship with a third party then (i) no further compensation shall be due to Employee hereunder and (ii) Employee shall no longer be required to provide on call consulting services.

     [E] Termination Without Cause by the Employee:

          Employee after July 1, 1997 may give the Company sixty (60) days written notice of termination under this Agreement without cause.


     13. Travel: Employee agrees to work out of the offices of the Company in Boston, Massachusetts and spend so much of his normal business time at the facilities of the Company at Copiague, New York, as is necessary to properly fulfill his duties as its Executive Vice President. Employee agrees to relocate if so required and relocation expenses shall be paid by the Company. In addition, the Employee agrees that to the extent required he shall travel both domestically and internationally for the Company.

     14. Waiver: Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any other breach or default hereof.

     15. Governing Law: The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York without reference to its choice of law rules.

     16. Notice: Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and by registered or certified mail and mailed to the following addresses:

             Company:      American Biogenetic Sciences, Inc.
                           1375 Akron Street
                           Copiague, New York 11726
                           Attention: Alfred J. Roach
                           Chairman and CEO

             Employee:     Stephen H. Ip, Ph.D.
                           11 Singing Hills Circle
                           Sunbury, Massachusetts 01776

     17. Assignment: The Employee's assignment of this Agreement or any interest herein, or any monies due or to become due by reason of the terms hereof, without the prior written consent of the Company shall be void. This Agreement shall be binding upon the Company, its successors (including any transferee of the good will of the Company) or assigns.

     18. Miscellaneous: This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

     19. Obligations of a Continuing Nature: It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on Employee hereunder, which are stated to exist or continue after termination of Employee's employment with the Company, shall exist and continue.

     20. Severability: Employee agrees that if any of the covenants, agreements or restrictions on the part of Employee are held to be invalid by any court of competent jurisdiction, such holding will not invalidate any of the other covenants, agreements and/or restrictions herein contained and such invalid provisions shall be severable so that the invalidity of any such provision shall not invalidate any others. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

     21. Representation: Employee represents and warrants that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which prevents him from entering into this Agreement or performing all of his obligations hereunder. In the event of a breach of such representation or warranty on his part or if there is any other legal impediment which prevents him from entering into this Agreement or performing all of his obligations hereunder, the Company shall have the right to terminate this Agreement in accordance with Section 12[C][a]; in which event the "Cause" shall not be deemed curable under Section 12[C][b], and Employee will save harmless the Company in the event of legal action by former employers for injunction relief or damages.

     22. Stock Option: Employee and the Company agree to execute a stock option agreement that Employee shall have a right to purchase an aggregate of 200,000 shares of Class A Common Stock of the Company in accordance with the Company's Stock Option Plan ("Plan"), exercisable at the rate of 33 1/3% after the first year and 16 2/3% for each six months thereafter. The options will be exercisable at the average of the closing bid and asked prices of such shares on the first business day after the commencement date of this Agreement. The options will be subject to all of the terms and conditions of the Plan and Employee hereby agrees to all such terms and conditions.

     23. Descriptive Headings. The headings contained herein are for reference purposes only and shall not in any affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          AMERICAN BIOGENETIC SCIENCES, INC.


                                          By:/s/Alfred J. Roach
                                             ---------------------
                                             Alfred J. Roach
                                             Chairman and CEO


                                          By:/s/ Stephen H. Ip
                                             --------------------
                                             Stephen H. Ip, Ph.D.
                                             Employee